Exhibit 99.1

FOR IMMEDIATE RELEASE
February 8, 2010	Analyst Contact: Britta Carlson, (702) 402-5624
Media Contact: Karl Walquist, (775) 834-3891
NV Energy, Inc., Reports 2009 Earnings
Las Vegas — NV Energy, Inc. (NYSE: NVE) today announced consolidated net income of $182.9 million, or 78 cents per share, for the year ended December 31, 2009, compared with consolidated net income of $208.9 million, or 89 cents per share, for the same period in 2008.
The decrease in 2009 fiscal year earnings as compared with 2008 was primarily due to costs related to the Higgins Generating Station and the Clark Peaking Units not included in rates prior to July 1, 2009.
The company earned consolidated net income of $4.2 million, or 2 cents per share, for the fourth quarter ended December 31, 2009, compared with a consolidated net loss of $2.1 million, or 1 cent per share, for the same period in 2008.
The increased earnings in the fourth quarter 2009, compared with 2008 was primarily due to higher general rates as a result of the general rate case effective July 1, 2009 at our southern Nevada utility, partially offset by severance costs.
“We are satisfied with the results we achieved this year when considering the economic conditions we faced,” Michael Yackira, president and chief executive officer of NV Energy, said. “Much of the year over year decline is attributable to expenses related to investment in new generating facilities, which are now accounted for in rates, partially offset by cost discipline throughout the company.”
Webcast Scheduled for 7 a.m. PST today, Monday, February 8, 2010
Senior management of NV Energy will review the company’s 2009 financial results and other matters during a conference call and live webcast today, Monday, Feb. 8, at 7 a.m. Pacific Standard Time.
The webcast will be accessible on the NV Energy website:
www.nvenergy.com.
An archived version of the webcast will remain on the NV Energy website for approximately one month following the live webcast. To listen to a recording of the call by telephone, call (800) 475-6701, and international callers should dial (320) 365-3844. Use the conference call access code, 143110, to listen to the recording.
Headquartered in Las Vegas, NV Energy, Inc. is a holding company whose principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are doing business as NV Energy. Serving a 54,500-square-mile service territory that stretches north to south from Elko to Laughlin, NV Energy provides a wide range of energy services and products to
P.O. BOX 98910, LAS VEGAS, NEVADA 89151-0001     6226 WEST SAHARA AVENUE, LAS VEGAS, NEVADA 89146
P.O. BOX 30150, RENO, NEVADA 89520-3150     6100 NEIL ROAD, RENO, NEVADA 89511     nvenergy.com

approximately 2.4 million citizens of Nevada as well as approximately 40 million tourists annually.
This press release may contain forward-looking statements regarding the future performance of NV Energy, Inc. and its subsidiaries, Nevada Power Company d/b/a NV Energy and Sierra Pacific Power Company d/b/a NV Energy, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, NV Energy Inc.’s ability to maintain access to the capital markets, NV Energy Inc.’s ability to receive dividends from its subsidiaries, the financial performance of NV Energy Inc.’s subsidiaries, particularly Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, and the discretion of NV Energy Inc.’s Board of Directors with respect to the payment of future dividends based on its periodic review of factors that ordinarily affect dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and dividend restrictions in NV Energy Inc.’s and its subsidiaries’ financing agreements. For Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, these risks and uncertainties include, but are not limited to, future economic conditions both nationally and regionally, changes in the rate of industrial, commercial and residential growth in their service territories, their ability to procure sufficient renewable energy sources in each compliance year to satisfy the Nevada Renewable Energy Portfolio Standard, changes in environmental laws and regulations, construction risks, their ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, employee workforce factors, including changes in and renewals of collective bargaining agreements, strikes or work stoppages, unseasonable weather, drought, threat of wildfire and other natural phenomena, their ability to purchase sufficient fuel, natural gas and power to meet their power demands and natural gas demands for Sierra Pacific Power Company d/b/a NV Energy, financial market conditions, and unfavorable rulings in their future regulatory filings. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy are contained in their quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009 and their Annual Reports on Form 10-K for the year ended December 31, 2008, each filed with the SEC. NV Energy Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

NV ENERGY, INC.
CONSOLIDATED INCOME STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

	Year ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

OPERATING REVENUES	$3,585,798	$3,528,113	$772,883	$766,137

OPERATING EXPENSES:
Fuel for power generation	881,768	1,039,267	197,294	214,162
Purchased power	758,736	974,343	124,551	145,708
Gas purchased for resale	153,607	170,468	52,150	62,180
Deferred energy -net	289,076	(10,265)	74,021	48,710
Other operating expenses	453,413	394,019	120,858	98,610
Maintenance	102,309	94,069	20,090	29,138
Depreciation and amortization	321,921	260,608	81,009	74,952
Taxes other than income	60,885	53,525	17,308	13,259

Total Operating Expenses	3,021,715	2,976,034	687,281	686,719

OPERATING INCOME	564,083	552,079	85,602	79,418

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt)	(334,314)	(300,857)	(83,318)	(87,357)
Interest income (expense) on regulatory items	(2,280)	5,255	(1,407)	1,213
AFUDC-equity	24,274	38,441	5,181	5,506
Other income	33,122	34,278	1,913	9,491
Other expense	(26,498)	(24,955)	(9,073)	(14,151)

Total Other Income (Expense)	(305,696)	(247,838)	(86,704)	(85,298)

Income (Loss) before income tax expense	258,387	304,241	(1,102)	(5,880)

Income tax expense (benefit)	75,451	95,354	(5,253)	(3,792)

NET INCOME (LOSS)	$182,936	$208,887	$4,151	$(2,088)

Amount per share basic and diluted
Net Income per share basic and diluted	$0.78	$0.89	$0.02	$(0.01)

Weighted Average Shares of Common Stock Outstanding — basic	234,542,292	234,031,750	234,728,309	234,199,000

Weighted Average Shares of Common Stock Outstanding — diluted	235,180,688	234,585,004	235,644,043	234,199,000

Dividends Declared Per Share of Common Stock	$0.41	$0.34	$0.11	$0.10

NEVADA POWER COMPANY
CONSOLIDATED INCOME STATEMENTS
(Dollars in Thousands)

	Year ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

OPERATING REVENUES	$2,423,377	$2,315,427	$477,559	$449,207

OPERATING EXPENSES:
Fuel for power generation	587,647	755,925	132,292	141,957
Purchased power	627,759	680,816	86,013	103,655
Deferred energy — net	207,611	(6,947)	62,701	37,160
Other operating expenses	279,865	249,236	73,094	60,092
Maintenance	71,019	63,282	12,739	20,555
Depreciation and amortization	215,873	171,080	55,004	50,225
Taxes other than income	37,241	32,069	10,847	8,054

Total Operating Expenses	2,027,015	1,945,461	432,690	421,698

OPERATING INCOME	396,362	369,966	44,869	27,509

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt)	(226,252)	(186,822)	(55,717)	(56,090)
Interest income (expense) on regulatory items	3,463	7,342	572	1,661
AFUDC-equity	21,025	25,917	4,467	4,824
Other income	19,658	16,631	932	3,661
Other expense	(18,320)	(10,221)	(5,985)	(5,176)

Total Other Income (Expense)	(200,426)	(147,153)	(55,731)	(51,120)

Income (Loss) before income tax expense	195,936	222,813	(10,862)	(23,611)

Income tax expense (benefit)	61,652	71,382	(4,205)	(9,560)

NET INCOME (LOSS)	$134,284	$151,431	$(6,657)	$(14,051)

SIERRA PACIFIC POWER COMPANY
CONSOLIDATED INCOME STATEMENTS
(Dollars in Thousands)

	Year ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

OPERATING REVENUES:
Electric	$957,130	$1,002,674	$222,744	$244,062
Gas	205,263	209,987	72,577	72,862

Total Operating Revenues	1,162,393	1,212,661	295,321	316,924

OPERATING EXPENSES:
Fuel for power generation	294,121	283,342	65,002	72,205
Purchased power	130,977	293,527	38,538	42,053
Gas purchased for resale	153,607	170,468	52,150	62,180
Deferred energy — electric — net	73,829	1,291	5,607	13,863
Deferred energy — gas — net	7,636	(4,609)	5,713	(2,313)
Other operating expenses	170,849	141,064	47,101	37,320
Maintenance	31,290	30,787	7,351	8,583
Depreciation and amortization	106,048	89,528	26,005	24,727
Taxes other than income	23,447	21,304	6,401	5,176

Total Operating Expenses	991,804	1,026,702	253,868	263,794

OPERATING INCOME	170,589	185,959	41,453	53,130

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt)	(69,413)	(72,712)	(17,940)	(21,254)
Interest income (expense) on regulatory items	(5,743)	(2,087)	(1,979)	(448)
AFUDC-equity	3,249	12,524	714	682
Other income	13,276	12,819	977	1,488
Other expense	(7,648)	(8,318)	(3,047)	(2,888)

Total Other Income (Expense)	(66,279)	(57,774)	(21,275)	(22,420)

Income before income tax expense	104,310	128,185	20,178	30,710

Income tax expense	31,225	37,603	5,299	8,180

NET INCOME	$73,085	$90,582	$14,879	$22,530

Gross margin is presented by Nevada Power Company d/b/a NV Energy and Sierra Pacific Power Company d/b/a NV Energy in order to provide information by segment that management believes aids the reader in determining how profitable the electric and gas business is at the most fundamental level. Gross margin, which is a “non-GAAP financial measure” as defined in accordance with SEC rules, provides a measure of income available to support the other operating expenses of the business and is utilized by management in its analysis of its business.
Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy believe presenting gross margin allows the reader to assess the impact of regulatory treatment and its overall regulatory environment on a consistent basis. To the extent purchased power and natural gas supply costs are deemed prudent by the PUCN, changes in these costs are designed to pass through to our customers and do not effect gross margin or operating income. Gross margin, as calculated below, provides a measure of income available to support the other operating expenses of Nevada Power Company d/b/a NV Energy and Sierra Pacific Power Company d/b/a NV Energy. Gross margin may be impacted by such factors as customer usage, customer growth and general base rate adjustments (filed every three years by statute). Reconciliations to GAAP operating income are provided in tables herein. These non-GAAP measures should not be considered as substitutes for the GAAP measures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Gross Margin
(Dollars in Thousands)
(Unaudited)
Nevada Power Company

			% Change from
	2009	2008	Prior Year
Operating Revenues	$2,423,377	$2,315,427	4.7%
Energy Costs:
Fuel for power generation	587,647	755,925
Purchased Power	627,759	680,816
Deferred energy — net	207,611	(6,947)

	1,423,017	1,429,794	-0.5%

Gross Margin	$1,000,360	$885,633	13.0%

Other operating expenses	279,865	249,236
Maintenance	71,019	63,282
Depreciation and amortization	215,873	171,080
Taxes other than income	37,241	32,069

Operating Income	$396,362	$369,966	7.1%

Sierra Pacific Power Company

			% Change from
	2009	2008	Prior Year
Operating Revenues:
Electric	$957,130	$1,002,674
Gas	205,263	209,987

	$1,162,393	$1,212,661	-4.1%

Energy Costs:
Fuel for power generation	294,121	283,342
Purchased Power	130,977	293,527
Gas purchased for resale	153,607	170,468
Deferred energy — electric — net	73,829	1,291
Deferred energy — gas — net	7,636	(4,609)

	$660,170	$744,019	-11.3%

Gross Margin	$502,223	$468,642	7.2%

Other operating expenses	170,849	141,064
Maintenance	31,290	30,787
Depreciation and amortization	106,048	89,528
Taxes other than income	23,447	21,304

Operating Income	$170,589	$185,959	-8.3%

Energy Costs by Segment:
Electric	$498,927	$578,160
Gas	161,243	165,859

	$660,170	$744,019

Gross Margin by Segment:
Electric	$458,203	$424,514
Gas	44,020	44,128

	$502,223	$468,642	7.2%

Summary of Selected Operating Statistics
Nevada Power Company
Operating Revenues
(dollars in thousands)

			% Change from	Avg. Change
	2009	2008	Prior Year	in customers
Operating Revenues:
Residential	$1,143,836	$1,064,510	7.5%	0.1%
Commercial	477,477	471,236	1.3%	0.4%
Industrial	720,850	678,117	6.3%	1.5%

Retail Revenues	2,342,163	2,213,863	5.8%
Other	81,214	101,564	-20.0%

Total Operating Revenues	$2,423,377	$2,315,427	4.7%

Retail sales in thousands of MWhs	20,957	21,381	-2.0%
Sierra Pacific Power Company
Operating Revenues
(dollars in thousands)

			% Change from	Avg. Change
	2009	2008	Prior Year	in customers
Electric Operating Revenues:
Residential	$345,455	$340,972	1.3%	-0.1%
Commercial	381,805	386,678	-1.3%	1.3%
Industrial	199,510	240,711	-17.1%	1.8%

Retail revenues	926,770	968,361	-4.3%
Other	30,360	34,313	-11.5%

Total Revenues	$957,130	$1,002,674	-4.5%

Retail sales in thousands of MWhs	8,162	8,560	-4.6%

			% Change from	Avg. Change
	2009	2008	Prior Year	in customers
Gas Operating Revenues:
Residential	$116,680	$114,845	1.6%
Commercial	52,186	52,163	0.0%
Industrial	17,458	19,514	-10.5%

Retail revenues	186,324	186,522	-0.1%	0.4%
Wholesale revenue	16,560	20,956	-21.0%
Miscellaneous	2,379	2,509	-5.2%

Total Revenues	$205,263	$209,987	-2.2%

Retail sales in thousands of decatherms	15,046	15,070	-0.2%

Summary of Selected Operating Statistics
Nevada Power Company
MWH Electric Sales
(in MWh’s)

			% Change from
	2009	2008	prior year

Residential	8,893,542	9,041,403	-1.6%
Commercial & Industrial
Gaming/Recreation/Restaurants	3,392,658	3,695,156	-8.2%
All Other Retail	8,670,931	8,644,314	0.3%

Total Retail	20,957,131	21,380,873	-2.0%

Wholesale	69,915	83,123	-15.9%

Sales to Public Authorities	240,302	231,647	3.7%

Total	21,267,348	21,695,643	-2.0%

Sierra Pacific Power Company
MWH Electric Sales
(in MWh’s)

			% Change from
	2009	2008	prior year
Residential	2,502,537	2,523,923	-0.8%
Mining	1,405,087	1,632,882	-14.0%
Commercial and Industrial	4,254,749	4,403,403	-3.4%

Total Retail	8,162,373	8,560,208	-4.6%

Wholesale	14,993	15,577	-3.7%

Streetlights	16,535	16,108	2.7%

Total	8,193,901	8,591,893	-4.6%

Financial Highlights
(Dollars in Thousands)
(Unaudited)
NV Energy, Inc
Capital Structure

	December 31, 2009		December 31, 2008
Current maturities of long-term debt	$134,474	1.6%	$9,291	0.1%
Long-term debt	5,303,357	61.2%	5,266,982	62.7%

Total Debt	$5,437,831	62.8%	$5,276,273	62.8%
Total shareholders’ equity	3,223,922	37.2%	3,131,186	37.2%

Total Capitalization (including current maturities of long-term debt)	$8,661,753	100.0%	$8,407,459	100.0%

Nevada Power Company
Capital Structure

	December 31, 2009		December 31, 2008
Current maturities of long-term debt	$119,474	1.9%	$8,691	0.2%
Long-term debt	3,535,440	56.1%	3,385,106	56.2%

Total Debt	$3,654,914	58.0%	$3,393,797	56.4%
Total shareholder’s equity	2,650,039	42.0%	2,627,567	43.6%

Total Capitalization (including current maturities of long-term debt)	$6,304,953	100.0%	$6,021,364	100.0%

Sierra Pacific Power Company
Capital Structure

	December 31, 2009		December 31, 2008
Current maturities of long-term debt	$15,000	0.6%	$600	0.0%
Long-term debt	1,282,225	55.6%	1,395,987	61.4%

Total Debt	$1,297,225	56.2%	$1,396,587	61.4%
Common shareholder’s equity	1,009,258	43.8%	877,961	38.6%

Total Capitalization (including current maturities of long-term debt)	$2,306,483	100.0%	$2,274,548	100.0%

NVE Available Liquidity as of December 31, 2009 (dollars in millions)

	NVE	NPC(1)	SPPC
Cash and Cash Equivalents	$3.7	$42.6	$14.4
Balance available on Revolving Credit Facilities	N/A	553.3	301.8

	$3.7	$595.9	$316.2

(1)   NPC’s balance reflects combined amount available under the multi-year revolving credit facility and the $90  million supplemental revolving credit facility. The supplemental facility expired January 3, 2010.